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                                                                       EXHIBIT 5



                       [CONNER & WINTERS, P.C. LETTERHEAD]



                                September 5, 2002


Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, TX 77077


Re:      Parker Drilling Company Registration Statement on Form S-8

Ladies & Gentlemen:

         We have acted as counsel to Parker Drilling Company, a Delaware corporation (the "Company"), in connection with the registration of 1,800,000 shares of the Company's Common Stock, $0.16 2/3 par value per share (the "Shares"), by the Company on a Registration Statement filed with the Securities and Exchange Commission on Form S-8 (the "Registration Statement"). The Shares are issuable in connection with the Parker Drilling Company Third Amended and Restated 1997 Stock Plan.

         We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Parker Drilling Company Third Amended and Restated 1997 Plan and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth, including the Prospectus. We have assumed that the consideration to be received by the Company for each of the Shares upon issuance will equal or exceed the par value per share of Common Stock of the Company.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Parker Drilling Company Third Amended and Restated 1997 Plan and authorized forms of agreement issued pursuant thereto, will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate law of the State of Delaware and the






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September 5, 2002
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federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 5 of Part II thereof.

         Ronald C. Potter, a shareholder, director and officer of this firm is Corporate Secretary of the Company.

                                                Very truly yours,


                                                /s/  Conner & Winters, P.C.
                                                Conner & Winters, P. C.